Exhibit 99.1

Verso Corporation Announces Change in Leadership

MIAMISBURG, Ohio - October 1, 2020 – Verso Corporation (NYSE: VRS) today announced that Adam St. John has resigned as President and Chief Executive Officer and as a member of the Board of Directors, effective as of September 30, 2020. The Verso Board of Directors has named Randy J. Nebel, a current member of the Board, as interim President and Chief Executive Officer. Mr. Nebel will also continue to serve as a member of Verso’s Board. Verso’s Board will commence a search for a permanent President and Chief Executive Officer, and plans to engage a national executive search firm to help identify and evaluate qualified candidates.

Mr. Nebel joined Verso’s Board in 2019 and has extensive paper and packaging industry knowledge and experience. He previously served as Executive Vice President of Integrated Packing at KapStone Paper and Packaging Corporation, where he oversaw manufacturing and direct customer commercial operations. He was formerly President of Longview Fibre Paper and Packing, Inc. and is a past member of the Board of Directors of the National Association of Manufacturers and the American & Forest Paper Association.

Sean Erwin, Chairman of the Board, said, “We are pleased that a leader of Randy’s caliber is stepping into the interim President and CEO role while we search for a permanent successor to Adam.”

“On behalf of the entire Board, I would like to thank Adam for his many contributions to Verso during his years of service,” said Erwin. “We wish him well in his future endeavors.”

Mr. Nebel stated, “I’m honored to take on the interim President and CEO role and continue the work of building a stronger, more flexible operating model, delivering the highest quality of products and service to our customers, and creating long-term value for all of our stakeholders.”

About Verso

Verso Corporation is the turn-to company for those looking to successfully navigate the complexities of paper sourcing and performance. A leading North American producer of graphic and specialty papers, packaging papers and pulp, Verso provides insightful solutions that help drive improved customer efficiency, productivity, brand awareness and business results. Verso’s longstanding reputation for quality and reliability is directly tied to our vision to be a company with passion that is respected and trusted by all. Verso’s passion is rooted in ethical business practices that demand safe workplaces for our employees and sustainable wood sourcing for our products. This passion, combined with our flexible manufacturing capabilities and an unmatched commitment to product performance, delivery and service, make Verso a preferred choice among commercial printers, paper merchants and brokers, converters, publishers and other end users. For more information, visit us online at versoco.com.

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. They include, for example, statements relating to our ability to build a stronger and more flexible operating model and to create long-term value for our stakeholders. Forward-looking statements are based on currently available business, economic, financial, and other information and reflect management’s current beliefs, expectations, and views with respect to future developments and their potential effects on Verso. Actual results could vary materially depending on risks and uncertainties that may affect Verso and its business. Verso’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including: our ability to attract and integrate a new President and Chief Executive Officer; uncertainties regarding the duration and severity of the COVID-19 pandemic and measures intended to reduce its spread; the long-term structural decline and general softening of demand facing the paper industry; adverse developments in general business and economic conditions; developments in alternative media, which are expected to adversely affect the demand for some of Verso’s key products, and the effectiveness of Verso’s responses to these developments; intense competition in the paper manufacturing industry; Verso’s ability to compete with respect to certain specialty paper products for a period of two years after the closing of the Pixelle Sale; Verso’s business being less diversified following the sale of two mills after the closing of the Pixelle Sale; Verso’s dependence on a small number of customers for a significant portion of its business; Verso’s limited ability to control the pricing of its products or pass through increases in its costs to its customers; changes in the costs of raw materials and purchased energy; negative publicity, even if unjustified; any failure to comply with environmental or other laws or regulations, even if inadvertent; legal proceedings or disputes; any labor disputes; and the potential risks and uncertainties described under the caption “Risk Factors” in Verso’s Form 10-K for the fiscal year ended December 31, 2019, Verso’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, and from time to time in Verso’s other filings with the Securities and Exchange Commission. Verso assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.

Investor Contact:

investor.relations@versoco.com

937-528-3220

Media Contact:

Shawn Hall, Director,

Communications

937-528-3700

shawn.hall@versoco.com